Exhibit 5.3 to Form F-10
(Exhibit 23.3 to Form F-3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 and Form F-3 of our report dated April 3, 2025 relating to the financial statements of Brookfield Asset Management ULC (the “Company”), appearing in the Current Report on Form 8-K/A of Brookfield Asset Management Ltd. dated April 3, 2025. We also consent to the reference to us under the heading "Interests of Experts" in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

February 10, 2026